UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2008

ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Mr. Michael O. Magdol, age 70 and a director of Arch Chemicals, Inc., previously reached the mandatory retirement age for directors and in that connection resigned from the Board on July 31, 2008. Mr. Magdol was a member of the Board’s Audit Committee and Corporate Governance Committee.

The Board of Directors had previously appointed Mr. David Lilley, an existing director, to the Board’s Audit Committee effective July 1, 2008. The Board of Directors also previously designated Mr. Douglas J. Wetmore as the “Audit Committee Financial Expert” as defined in Item 407(d)(5) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) In connection with the retirement of Mr. Magdol as a Director on July 31, 2008, the Board of Directors of the Company amended the second sentence of Section 1 of Article II of the Company’s Bylaws to reduce the number of directors to seven. A copy of the Bylaws as so amended is attached hereto as Exhibit 3 to this report.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

3.	Bylaws of the Company effective July 31, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 1, 2008

ARCH CHEMICALS, INC.

By:	/s/ Sarah A. O’Connor
Name: Sarah A. O’Connor
Title : Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.	Bylaws of the Company effective July 31, 2008.